UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 3, 2014

Date of Report (Date of earliest event reported)

______________________

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

 _______________________________________________________________________________________

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, zip code)

(551) 777-6700

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.

On July 3, 2014, Ascena Retail Group, Inc. (the “Company”) sent a notice to its directors and executive officers informing them of a blackout period beginning on July 28, 2014 at 4:00 p.m. Eastern time, and ending during the week of August 10, 2014 (the “Blackout Period”) that will temporarily prevent participants in The Ascena Retail Group, Inc. 401(k) Savings Plan (the “Plan”) from engaging in transactions in their individual accounts. During the Blackout Period, participants in the Plan generally will be unable to direct or diversify investments in their individual accounts, change elections regarding future contributions, change contribution rates or obtain a loan, distribution or withdrawal from the Plan. The Blackout Period is imposed in connection with the change of the recordkeeper and trustee of the Plan.

Pursuant to Rule 104 of Regulation BTR promulgated under the Securities Exchange Act of 1934 and Section 306 of the Sarbanes-Oxley Act of 2002, each director and executive officer of the Company is prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity or derivative security of the Company during the Blackout Period.

The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on June 27, 2014.

Participants in the Plan, security holders of Company common stock or other interested persons may obtain information about the actual beginning and ending dates of the Blackout Period, without charge, by contacting either Isabella Spiegel, Vice President, Corporate Benefits, at 551-777-6910, or Gene Wexler, Esq., Senior Vice President, General Counsel, at 551-777-6751.

A copy of the notice transmitted to the directors and executive officers of the Company is set forth in Exhibit 99.1 hereto and is incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Notice of 401(k) Plan Blackout Period to directors and executive officers dated July 3, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

(Registrant)

Dated: July 3, 2014

By: /s/ Dirk Montgomery _________

Dirk Montgomery

Executive Vice President and

Chief Executive Officer

(Principal Financial Officer)

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